UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2018

Farmers and Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On January 26, 2018, Farmers and Merchants Bancshares, Inc. (the “Company”) announced that its board of directors and the board of its wholly-owned subsidiary, Farmers and Merchants Bank (the “Bank”), elected Mrs. Louna S. Primm to serve as a director on these boards effective February 20, 2018. The boards anticipate that Mrs. Primm will be appointed to serve on their loan committee.

Mrs. Primm has 52 years of banking experience including 43 years in Senior and Executive management positions with Carroll County Bank, BB&T, and New Windsor State Bank where she retired in June of 2017 as Executive Vice President/Chief Lending Officer. Mrs. Primm has served on many non-profit boards including the Carroll Hospital Foundation, Carroll Hospice, Carroll Community College Foundation, and the Carroll County Chamber of Commerce. In 2015 she was presented the Lifetime Achievement Award by the Maryland Bankers Association Council of Professional Women.

For her service, Mrs. Primm will be entitled to receive the same director compensation as that received by other non-employee directors, which is $675 in cash for each board meeting attended and $430 in cash for each committee meeting attended.

Mrs. Primm has not been, and is not, a party to any transaction with the Company or any of its subsidiaries of the types subject to disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: January 29, 2018	By:	/s/ James R. Bosley, Jr.
James R. Bosley, Jr.
President & CEO